                                                           EXHIBIT 4(a)


                            AMENDMENT


    AMENDMENT, dated as of February 12, 1997, to the MODIFIED AND RESTATED LETTER OF CREDIT, BOND PURCHASE AND GUARANTY AGREEMENT (the "Letter of Credit Agreement"), dated as of August 1, 1995, among CAMDEN WIRE CO., INC., a New York corporation ("Camden"), ONEIDA LTD., a New York corporation ("Oneida"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank, "Chase"), as amended by Amendment No. 1 dated as of November 1, 1996.

                           WITNESSETH:

    WHEREAS, Camden, Oneida and Chase are parties to the Letter of Credit Agreement; and

    WHEREAS,   International   Wire  Group,  Inc.  ("International   Wire"),
International Wire Holding Company ("Holding"), the lenders from time to time parties thereto, Chase, as Company, as documentation agent are parties to the Amended and restated Credit Agreement, dated as of February 12, 1997 (as amended, supplemented or otherwise modified prior tot he date hereof, the "Credit Agreement"); and

    WHEREAS, pursuant to the Stock Purchase Agreement, International Wire has agreed to use its best efforts to have Oneida released from its obligations under the Letter of Credit Agreement; and

    WHEREAS, Chase has agreed to release Oneida from its obligations under the Letter of Credit Agreement;

    NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

    1. Release of Oneida. The parties hereto agree that Oneida is hereby releases from all of its obligations under the Letter of Credit Agreement and the Letter of Credit Agreement is hereby amended to delete Article Three thereof in its entirety and to delete all references to Oneida contained in the Letter of Credit Agreement. In the event Chase purchases the Bonds under
Section 2.1(b) of the Letter of Credit Agreement other than in a fiduciary or similar capacity, Chase agrees, in its capacity as holder of the Bonds, not to initiate or pursue, and to instruct the Trustee not to initiate or pursue, any actions or remedy against Oneida under the Guaranty Agreement dated as of August 1, 1985 executed by Oneida in favor of the Trustee.

    2. Deletion of Sections 2.3, 2.4 and 2.7. Sections 2.3, 2.4 and 2.7 of the Letter of Credit Agreement are hereby deleted in their entirety.

    3.   Miscellaneous.

         (a)  Effect.   Except  as  is  expressly  amended  hereby,  all  of the
representations, warranties, terms, covenants and conditions of the Letter of Credit Agreement shall remain unamended and not waived and shall continue to be in full force in effect.

         (b) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (c) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or
unenforceability   in   any  jurisdiction  shall  not  invalidate   or   render
unenforceable such provision in any other jurisdiction.

         (d) Integration. This Amendment represents the entire agreement of the credit parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein.

         (e) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS ANDS OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   CAMDEN WIRE CO., INC.
                                   By: /s/ Ellen Lipsitz
                                   Title:  Vice President

                                   ONEIDA LTD.
                                   By: /s/ Edward W. Thoma
                                   Title:  Senior Vice President

                                   THE CHASE MANHATTAN BANK
                                   By: /s/
                                   Title:

                       TRI-PARTY AGREEMENT


    THIS TRI-PARTY AGREEMENT (this "Agreement") is made as of this 12th day of February, 1997 by and among INTERNATIONAL WIRE GROUP, INC., a Delaware
corporation  ("International  Wire"),  CAMDEN  WIRE  CO.,  INC.,  a  New   York
corporation ("Camden"), and ONEIDA LTD., a New York corporation ("Oneida").

                            RECITALS:

    A. Pursuant to the terms of (a) that certain Indenture of Trust dated as of August 1, 1985 (the "Indenture"), by and between the City of Pine Bluff, Arkansas, a political subdivision of the State of Arkansas (the "Issuer") and Simmons First National Bank of Pine Bluff, a national banking association, as trustee (together with any successor thereto, the "Trustee"), and (b) that certain Installment Sale Agreement dated as of August 1, 1985 (the "Installment Agreement"), by and between the Issuer and Camden, the Issuer issued its Variable Rate Demand Industrial Development Refunding and Construction Revenue Bonds (Camden Wire Project), Series 1985 (the "Bonds"), in the aggregate principal amount of $9,500,000 the proceeds of which were used, in part, o refund a prior bond issue and, in part, to finance the construction of certain additional project facilities located in Jefferson County, Arkansas (the "Project".

    B. As a condition precedent to the issuance of the Bonds and the sale and financing of the Project pursuant to the terms of the Installment Agreement, the Issuer required that Camden deliver or cause to be delivered to the Trustee, for the benefit of the holders of the Bonds, an irrevocable, transferable, stand-by letter of credit to secure the payment of the principal of and interest on the Bonds and the payment of the purchase price of the Bonds in accordance with the terms of the Indenture.

    C. In connection with the issuance of the Bonds, Oneida executed and delivered that certain Guaranty Agreement dated as of August 1, 1985 in favor of the Trustee, for the benefit of the holders of the Bonds, guaranteeing the payment of principal of, premium, if any, and interest on he Bonds (the "Guaranty Agreement").

    D. Pursuant to and in accordance with that certain Modified and Restated Letter of Credit, Bond Purchase and Guaranty Agreement dated as of August 1, 1995 (as heretofore amended, the "Reimbursement Agreement") by and among Camden, Oneida and The Chase Manhattan Bank (formerly known as Chemical Bank) (the "Bank"), the Bank issued its irrevocable, stand-by letter of credit to the Trustee, for the account of Camden (said letter of credit, as heretofore modified and/or amended, the "Letter of Credit").

    E. Pursuant to the terms of that certain Stock Purchase Agreement dated January 2, 1997 by and between International wire, Camden and Oneida (the "Stock Purchase Agreement"), Oneida agreed to sell and International Wire agreed to purchase all of the issued and outstanding shares of common stock of Camden in accordance with the terms and provisions thereof.

    F. In connection with the transfer of the stock of Camden to International ire as contemplated under the Stock Purchase Agreement, the Bank, Camden and Oneida have executed and delivered that certain Amendment dated as of February 12, 1997 pursuant to which Oneida has been released from all of its guaranty obligations under the Reimbursement Agreement. As of the date hereof, however, Oneida remains obligated to the Trustee under the terms of the Guaranty Agreement.

    NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. Recitations. Each and all of the foregoing recitals are true and correct and are incorporated herein by reference and made a part hereof for all purposes.

    2. Release of Oneida. On or prior to August 13, 1997, Camden and International Wire hereby agree to either (i) cause the Guaranty Agreement to be terminated or released by the Trustee, or (ii) cause to be prepaid Camden's obligations under the Installment Agreement, thereby causing the Bonds to have been redeemed or defeased in accordance with the terms of the Indenture (the
foregoing   obligations  of  Camden  and  International  Wire  are  hereinafter sometimes collectively referred to as the "Release Obligations"). In the event that, on or prior August 13, 1997, Camden has failed to satisfy the Release Obligations,

Oneida shall have the right, on behalf of and in the name of Camden, to submit to the Trustee and the Issuer, at any time after August 13, 1997, a notice of exercise of Camden's option to complete the purchase of the Project Facilities in accordance with the terms of Sections 8.01 and 8.03 of the Installment Agreement (such notice to be delivered by Oneida in accordance with the terms hereof being hereinafter referred to as the "Oneida/Camden Exercise Notice"), and direct the Trustee to redeem the Bonds in whole on the date of closing specified in the Oneida/Camden Exercise Notice (the "Scheduled Redemption Date"). Camden hereby grants Oneida a power of attorney to execute the Oneida/Camden Exercise Notice on behalf of and in the name of Camden and to deliver same to the Trustee and the Issuer in accordance with the terms of the Indenture and the Installment Agreement.

    3. Indemnification of Oneida. Subject to the terms hereof, International Wire hereby agrees to indemnify Oneida with respect to any claim made by the Trustee against Oneida under the Guaranty Agreement (individually, a "Guaranty Claim" and collectively, the "Guaranty Claims") including, without limitation, a claim for the payment of principal or interest on the Bonds (individually, a "P&I Guaranty Claim" and collectively, the "P&I Guaranty Claims""). Upon receipt of written notice from Oneida that the Trustee has made a Guaranty Claim against Oneida, International Wire and/or Camden shall make payment directly to the Trustee in the amount of such Guaranty Claim within two (2)
Business Days following the date of receipt of such written notice from Oneida. If such Guaranty Claim is a P&I Guaranty Claim and International Wire and/or Camden has failed to make payment directly to the Trustee in satisfaction of such P&I Guaranty Claim within such two-Business Day period, then Oneida shall have the right to draw on the Security Letter of Credit for payment of the P&I Guaranty Claim and shall direct that the proceeds of such drawing be forwarded directly to the Trustee in satisfaction of such P&I Guaranty Claim. Under no circumstances shall Oneida be entitled to retain any proceeds of a drawing on the Security Letter of Credit unless, and then only to the extent that, Oneida has advanced funds to the Trustee in payment of a P&I Guaranty Claim. In the event that Oneida is in receipt of any proceeds of a drawing on the Security Letter of Credit which are required by the terms hereof to be delivered to the Trustee in satisfaction of a P&I Guaranty Claim, Oneida shall be deemed to be holding such proceeds in trust for International Wire. In addition, Oneida shall have the right to make a draw upon the Security Letter of Credit on the Scheduled Redemption Date, if any, provided that it shall direct that the proceeds of such draw be forwarded to the Trustee for deposit into the Bond Fund (as such term is defined in the Indenture) to be used for the payment of principal and accrued interest on the Bonds on such Scheduled Redemption Date. International Wire's indemnification obligations hereunder shall be expressly conditioned upon the performance by Oneida of its obligations hereunder including, without limitation, the performance of its obligations under the Guaranty Agreement in accordance with the terms thereof. The term "Business Day" as used herein shall mean any day other than a Saturday or Sunday or a day on which national banking institutions in New York, New York are authorized or obligated by law or executive order to close.

    4. Compliance with Guaranty Agreement. Oneida hereby agrees to comply with each of the terms, covenants, conditions and provisions of the Guaranty Agreement and any other documents, certificates and agreements executed and delivered by Oneida in connection therewith, if any, including, without limitation, any financial covenants or restriction. Further, Oneida shall not grant any consents or approvals or take any action whatsoever, as guarantor under the Guaranty Agreement, without the prior written consent of Camden and International Wire, except to the extent required in order to enable Oneida to comply with the terms of the Guaranty Agreement.

    5. Oneida's Cooperation. Oneida hereby agrees to cooperate with Camden and International Wire in their efforts to satisfy the Release Obligations and shall, upon request by International Wire or Camden, execute and deliver any consents, approvals, statements, affidavits, certificates and/or such documents or agreements or take any other action as may be reasonably necessary or desirable, a determined by International Wire or Camden, in satisfying the Release Obligations or otherwise in connection with the Project, the Bonds or any documents, instruments or agreements relating thereto or executed and delivered in connection therewith; provided, however, that Oneida shall not be required to expend any monies or undertake any liabilities or obligations, other than as contemplated hereunder, in connection with any such requests from International wire or Camden.

    6. Security Letter of Credit. Simultaneously with the execution and delivery of this Agreement, International Wire has caused to be delivered to Oneida a documentary letter of credit in the initial stated amount of $9,560,958.90 issued by Chase Manhattan Bank Delaware in the form attached hereto as Exhibit "A" (the " Credit"), to provide a source of payment to the Trustee of any P&I Guaranty Claims made against Oneida in the event that such claims have not otherwise been paid by International Wire or Camden in accordance with Section 2 hereof and to provide, if necessary, a source of payment for the outstanding principal and accrued interest on the Bonds to be redeemed on the Scheduled Redemption Date, if any. Promptly upon the satisfaction of the Release Obligations, Oneida shall return the Security Letter of Credit to International for cancellation.

    7. Indemnification by Oneida. Oneida hereby agrees to indemnify and hold International Wire and Camden harmless from and against any losses, damages, costs, expenses, claims or liabilities arising or resulting from or in connection with or otherwise occasioned by Oneida's failure to comply with its obligations under this Agreement, including, without limitation, its obligation to comply with the terms of the Guaranty Agreement.

    8. Binding Upon Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

    9. Materiality. All covenants, agreements and provisions made in this Agreement shall be deemed material and relied upon by the party in whose favor they run and shall survive the execution and delivery of this Agreement and the other documents executed in connection herewith.

    10. Headings. he headings of the articles, sections and subsections of this Agreement are for convenience and reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

    11.  Counterparts.  This  Agreement  may  be  executed  in  any   number of
counterparts, each of which shall be deemed an original but all of which shall constitute one agreement. It shall not be necessary for the same counterpart to be signed by all of the parties in order for this instrument to be fully binding upon any party signing at least one counterpart.

    12. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to the principles of conflicts of law.

    13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any term, provision, covenant or condition hereof or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions hereof, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

    14. Notice. All notices, elections, consents, approvals, demands, objections, requests or other communications which any party hereto may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by (a) first class U.S. certified or registered mail, return receipt requested, with postage prepaid, or (b) telecopier (with receipt confirmed), or (c) express mail or courier (next day delivery), in each case addressed as follows:

         If to International Wire:     International Wire Group, Inc.
                                       101 South Hanley Road
                                       Suite 400
                                       St. Louis, Missouri 63105
                                       Attention: Ellen L. Lipsitz
                                       Telecopier: (314) 746-2251

         With a copy to:               Glenn D.  West, Esq.
                                       Weil, Gotshal & Manges LLP
                                       l00 Crescent Court
                                       Suite 1300
                                       Dallas, Texas 15201-6950
                                       Telecopier:  (214) 746-7777

         If to Camden:                 Camden Wire Co., Inc.
                                       101 South Hanley Road
                                       Suite 400
                                       St. Louis, Missouri 63105
                                       Attention: Ellen L . Lipsitz
                                       Telecopier: (314) 746-2251


         With a copy to:               Glenn D.  West, Esq.
                                       Weil, Gotshal & Manges LLP
                                       100 Crescent Court
                                       Suite 1300
                                       Dallas, Texas 75201-6950
                                       Telecopier: (214) 746-7777

         If to Oneida:                 Oneida Ltd.
                                       Kenwood Avenue
                                       Oneida, New York 13421
                                       Attention: Catherine H. Suttmeier
                                       Telecopier: (315) 361-700

         With a copy to:               Ronald C.  Berger, Esq.
                                       Bond, Schoeneck & King, LLP
                                       One Lincoln Center
                                       Syracuse, New York 13202-1355
                                       Telecopier:  (315) 422-3598

    Any party may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other in the manner provided in this Section. A notice or other communication sent in compliance with the provisions of this Section shall be deemed given and received on (i) the third Business Day following the date it is deposited in the U.S. mail, or (ii) the date it is received by the other party if sent by express mail, telecopier, courier or personal delivery.

    15. Construction; Exhibits All references to the singular or plural number or masculine, feminine or neuter gender shall, as the context requires, include all others. All references to sections, paragraphs, and exhibits are to this Agreement unless otherwise specifically noted. The use of the words "hereof", "hereunder", "herein" and words of similar import shall refer to this entire Agreement and not to any particular section, paragraph or portion of this

Agreement unless otherwise specifically noted. All exhibits attached hereto are by this reference made a part of this Agreement for all purposes.

    16. Assignment. This Agreement may not e assigned by any party hereto to any other party without the prior written consent of each of the other parties hereto.

    17. Authority. Each individual executing this Agreement on behalf of any party to the Agreement represents and warrants that he or she is authorized to enter into this Agreement on behalf of that party and that this Agreement binds that party.

    18. Other Agreements Superseded: Amendments. This Agreement supersedes all prior agreements or understandings, written or oral, of the parties hereto relating to the subject matter hereof, and, together with the Stock Purchase Agreement and the other documents executed and delivered in connection therewith, incorporates the entire understanding of the transactions contemplated hereby. This Agreement may be amended or supplemented only by a written instrument signed by the party against whom the amendment or supplement is sought to be enforced.

    19. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

    20. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY, IRREVOCABLY AND INTENTIONALLY FOREVER WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS
UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR IN ANY WAY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS

AGREEMENT AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE); THIS WAIVER BEING A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

    IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                    INTERNATIONAL WIRE GROUP, INC.
                                    a Delaware corporation
                                    By: /s/ Ellen Lipsitz
                                    Name: Ellen L. Lipsitz
                                    Title: Vice President

                                    CAMDEN WIRE CO., INC.,
                                    a New York corporation
                                    By: /s/ Ellen Lipsitz
                                    Name: Ellen L. Lipsitz
                                    Title: Vice President

                                    ONEIDA LTD.,
                                    a New York corporation
                                    By: /s/ Edward W. Thoma
                                    Name: Edward W. Thoma
                                    Title: Senior Vice President

                           EXHIBIT "A"

                Form of Security Letter of Credit



                  CHASE MANHATTAN BANK DELAWARE

                   LETTER OF CREDIT DEPARTMENT
       1201 MARKET STREET / P.O. BOX 8840, RODNEY SQUARE,
                    WILMINGTON DELAWARE 19899


DATE FEBRUARY 12, 1997

IRREVOCABLE STANDBY                              OUR NO.
LETTER OF CREDIT                                 70927

ADVISING BANK                                    APPLICANT
                                                 INTERNATIONAL WIRE GROUP, INC.
                                                 101 SOUTH HANLEY ROAD
                                                 ST. LOUIS, MO 63105

BENEFICIARY                                      AMOUNT
ONEIDA LTD.                                     US $9,560,958.90*****
KENWOOD AVENUE
ONEIDA, NY 13421                                 EXPIRY
                                                 OCTOBER 1, 1997*****


    SIR OR MADAM: WE HEREBY ISSUE IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. 70927 IN AN AMOUNT NOT TO EXCEED IN THE AGGREGATE US $9,560,958.90, EFFECTIVE IMMEDIATELY AND EXPIRING AT OUR OFFICE AT 1201 NORTH MARKET STREET, 9TH FLOOR, WILMINGTON, DELAWARE 19801 WITH OUR CLOSE OF BUSINESS ON OCTOBER 1, 1997.

    FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU FROM TIME TO TIME UPON OUR RECEIPT OF YOUR SIGHT DRAFT DRAWN ON US ACCOMPANIED BY THE FOLLOWING:

    A DATED STATEMENT SIGNED BY AN OFFICIAL OF ONEIDA LTD. STATING EITHER OF THE FOLLOWING:

    (A) "THE AMOUNT OF THIS DRAWING USD _____ UNDER CHASE MANHATTAN BANK DELAWARE IRREVOCABLE LETTER OF CREDIT NO. 70927 REPRESENTS FUNDS DUE US AS WE HAVE BEEN CALLED UPON AS GUARANTOR TO MAKE PAYMENT TO THE TRUSTEE UNDER THAT CERTAIN AGREEMENT DATED AUGUST 1, 1985 (THE "GUARANTY") BY ONEIDA LTD., AS GUARANTOR, AND SIMMONS FIRST NATIONAL BANK OF PINE BLUFF, AS TRUSTEE (THE "TRUSTEE"). WE FURTHER CERTIFY THAT THE AMOUNT DRAWN REPRESENTS THE PRINCIPAL AMOUNT OF USD _____ AND OR THE INTEREST AMOUNT OF USD $___________ PAID TO THE TRUSTEE."

                              -OR-

    (B) "THE RELEASE OBLIGATIONS DESCRIBED IN SECTION 2 OF A TRI-PARTY AGREEMENT DATED AS OF FEBRUARY 12, 1997 AMONG INTERNATIONAL WIRE GROUP, INC. ("INTERNATIONAL WIRE"), ONEIDA LTD. ("ONEIDA") AND CAMDEN WIRE CO., INC. ("CAMDEN") WERE NOT SATISFIED BY AUGUST 13, 1997. A NOTICE (THE "NOTICE") TO THE CITY OF PINE BLUFF, ARKANSAS ("ISSUER") AND THE SIMMONS FIRST NATIONAL BANK OF PINE BLUFF ("TRUSTEE") WAS SENT ON OR AFTER AUGUST 13, 1997 BY ONEIDA LTD., AS ATTORNEY-IN-FACT FOR CAMDEN, STATING THAT CAMDEN INTENDS TO PREPAY ITS OBLIGATION UNDER THE INSTALLMENT SALE AGREEMENT DATED AS OF AUGUST 1, 1985 BETWEEN CAMDEN AND THE ISSUER, AND DIRECTING THE TRUSTEE TO REDEEM THE CITY OF
PINE   BLUFF   VARIABLE  RATE  DEMAND  INDUSTRIAL  DEVELOPMENT  REFUNDING   AND
CONSTRUCTION  REVENUE  BONDS (CAMDEN WIRE PROJECT) SERIES  1985  (THE  "BONDS")
ISSUED PURSUANT TO AN INDENTURE OF TRUST DATED AS OF AUGUST 1, 1985 ("INDENTURE"). THE AMOUNT OF THIS DRAWING USD _____ UNDER CHASE MANHATTAN BANK DELAWARE OF IRREVOCABLE STANDBY LETTER OF CREDIT NO. 70927, DATED FEBRUARY
12, 1997 IRREVOCABLE LETTER OF CREDIT NO. 70927 REPRESENTS THE OUTSTANDING PRINCIPAL, PREMIUM (IF ANY), AND INTEREST ON THE BONDS ACCRUED THROUGH THE
REDEMPTION DATE SPECIFIED IN THE NOTICE, AND IS TO BE PAID DIRECTLY TO THE TRUSTEE, ON [INSERT DATE OF REDEMPTION SPECIFIED IN INITIAL CAP NOTICE] FOR DEPOSIT INTO THE BOND FUND (AS DEFINED IN THE INDENTURE) TO BE USED FOR THE REDEMPTION OF THE BONDS."

    ANY AND ALL BANKING CHARGES ASSOCIATED WITH THIS LETTER OF CREDIT ARE FOR THE ACCOUNT OF THE APPLICANT.

    IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE REDUCED AUTOMATICALLY AND WITHOUT AMENDMENT, FROM TIME TO TIME IN THE FOLLOWING
MANNER:

    A)   BY ANY AMOUNT CLAIMED BY YOU UNDER THIS LETTER OF CREDIT; OR

    B) UPON OUR RECEIPT OF A WRITTEN STATEMENT PURPORTEDLY SIGNED BY AN OFFICIAL OF INTERNATIONAL WIRE GROUP, INC. AND ONEIDA LTD. STATING THAT OUR LETTER OF CREDIT CAN BE REDUCED BY A STATED AMOUNT AS A RESULT OF A REDUCTION TO THE AMOUNT OF THE GUARANTOR'S OBLIGATIONS UNDER THE GUARANTY.

    IT IS FURTHER A CONDITION THAT THIS LETTER OF CREDIT SHALL BE REINSTATED BY THE AMOUNT OF THE REDUCTION INDICATED IN (B) ABOVE, WITHOUT AMENDMENT UPON OUR RECEIPT OF A WRITTEN ADVICE PURPORTEDLY SIGNED BY AN OFFICIAL OF INTERNATIONAL WIRE GROUP, INC. AND ONEIDA LTD. CERTIFYING THAT THERE HAS BEEN A CORRESPONDING REINSTATEMENT OF THE AMOUNT OF THE GUARANTOR'S OBLIGATIONS UNDER THE GUARANTY.

    THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENTS OR INSTRUMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT OR INSTRUMENT.

    WE HEREBY ENGAGE WITH YOU THAT YOUR CLAIMS PRESENTED HEREUNDER IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WILL BE DULY HONORED UPON RECEIPT ON OR BEFORE THE ABOVE STATED EXPIRATION DATE.

    THIS LETTER OF CREDIT IS SUBJECT TO UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

    SHOULD YOU HAVE AN OCCASION TO COMMUNICATE WITH US REGARDING THIS CREDIT, KINDLY DIRECT YOUR COMMUNICATION TO THE ATTENTION OF OUR LETTER OF CREDIT DEPARTMENT, (302) 428-3353, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NO. 70927.

/s/ Michael P. Handago
AUTHORIZED SIGNATURE